EXHIBIT 99.2

The Instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. Computershare Investor Services Inc. (the “Depositary”) or your broker or other financial advisor can assist you in completing this Letter of Transmittal.

This Letter of Transmittal is for use only by registered shareholders. Shareholders whose ordinary shares are registered in the name of a broker, investment dealer, bank, trust company, trustee or other nominee should contact that nominee for assistance in depositing those shares and should follow the instructions of such nominee in order to deposit their shares.

LETTER OF TRANSMITTAL

FOR ORDINARY SHARES OF

RATEL GROUP LIMITED

This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany certificates for ordinary shares (the “Ratel Shares”) of Ratel Group Limited (“Ratel Group”) deposited in connection with the proposed merger (the “Merger”) involving Ratel Group and Ratel Merger Ltd., a wholly –owned subsidiary of RTG Mining Inc. (“New Ratel”), that is being submitted for approval at the special meeting of shareholders of Ratel Group (the “Ratel Shareholders”) to be held on March 21, 2013 (the “Meeting”) as described in the notice of special meeting and accompanying management information circular of Ratel Group dated February 20, 2013 (the “Circular”). Capitalized terms used but not defined in this Letter of Transmittal have the meanings set out in the Circular.

The Effective Date of the Merger is anticipated to be on or about March 21, 2013.  At the Effective Date, each issued and outstanding Ratel Share will be transferred to New Ratel in exchange for one ordinary share of New Ratel (the “New Ratel Share”) and Ratel Group will become a wholly-owned subsidiary of New Ratel. Ratel Shareholders who exchange their Ratel Shares for New Ratel Shares will become holders of New Ratel Shares. Ratel Shareholders are not entitled to receive fractional New Ratel Shares or any compensation in lieu thereof in connection with the Merger. Any fractional New Ratel Shares issuable pursuant to the Merger, including on exercise or conversion of any outstanding Ratel Group Securities, will be rounded down to the nearest whole New Ratel Share.

In order to receive the appropriate number of New Ratel Shares that a Ratel Shareholder is entitled to receive under the Merger, Ratel Shareholders are required to deposit the certificates representing the Ratel Shares held by them with the Depositary.  This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany all certificates for Ratel Shares deposited for exchange of the New Ratel Shares pursuant to the Merger.

Ratel Shareholders who do not deliver their Ratel Share certificates and all other required documents to the Depositary on or before the date which is six years after the Effective Date shall lose their right to receive the New Ratel Shares, to which they are entitled under the Merger, for their Ratel Shares.

TO:                                    COMPUTERSHARE INVESTOR SERVICES INC. at its offices set out herein.

AND TO:                                     RATEL GROUP LIMITED

AND TO:                      RTG MINING INC.

In connection with the Merger being considered for approval at the Meeting, upon the terms and subject to the conditions set forth herein, the undersigned hereby deposits with the Depository the enclosed certificate(s) for representing Ratel Shares, details of which are as follows:

Certificate Number(s)	Name(s) in which Registered	Number of Ratel Share(s) Represented by Certificate

TOTAL:

(Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the above form.)

It is understood that, upon receipt of this Letter of Transmittal duly completed and signed and of the certificate(s) representing the Ratel Shares deposited herewith (the “Deposited Shares”) and following the Effective Time of the Merger, the Depositary will deliver to the undersigned the New Ratel Shares that the undersigned is entitled to receive under the Merger, or hold such New Ratel Shares for pick-up in accordance with the instructions set out below, and the certificate(s) representing the Deposited Shares shall forthwith be cancelled.

The undersigned Ratel Shareholder represents and warrants in favour of Ratel Group and New Ratel that: (i) the undersigned is the registered holder of the Deposited Shares; (ii) the Deposited Shares are owned by the undersigned free and clear of all mortgages, liens, charges, encumbrances, security interests and adverse claims; (iii) the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell, assign, transfer and deliver the Deposited Shares and that, when the New Ratel Share is paid, none of Ratel Group and New Ratel, or any successor thereto will be subject to any adverse claim in respect of such Deposited Shares; (iv) the Deposited Shares have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any such Deposited Shares, to any other person; (v) the surrender of the Deposited Shares complies with applicable laws; (vi) all information inserted by the undersigned into this Letter of Transmittal is accurate, and (vii) unless the undersigned shall have revoked this Letter of Transmittal by notice in writing given to the Depositary prior to the Effective Date, the undersigned will not, prior to such time, transfer or permit to be transferred any of such Deposited Shares.  These representations and warranties shall survive the completion of the Merger.

The undersigned agrees that all questions as to validity, form, eligibility (including timely receipts) and acceptance of any Ratel Shares surrendered in connection with the Merger shall be determined by New Ratel in its sole discretion and that such determination shall be final and binding and the undersigned acknowledges that there is no duty or obligation upon New Ratel, Ratel Group, the Depositary or any other person to give notice of any defect or irregularity in any such surrender of shares and no liability will be incurred by any of them for failure to give any such notice.

The undersigned: (a) understands that whether or not the undersigned delivers the required documentation to the Depositary, as of the Effective Date, the undersigned will cease to be a Ratel Shareholder and, subject to the ultimate expiry identified below, will only be entitled to receive the New Ratel Share to which the undersigned is entitled under the Merger; (b) acknowledges and agrees that all of the right, title and interest of the undersigned in and to the Deposited Shares and in and to any and all dividends, distributions, payments, securities, rights, warrants, assets or other interests (collectively, “distributions”) which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them as and from the effective date of the Merger, as well as the right of the undersigned to receive any and all distributions shall have be assigned to New Ratel; and (c) acknowledges and agrees that failure to surrender any certificates which, prior to the Effective Date, represented issued and outstanding Ratel Shares with all other instruments required by this Letter of Transmittal, on or prior to the sixth anniversary of the Effective Date will result in such certificates ceasing to represent any claim or interest of any kind or nature against Ratel Group, New Ratel or the Depositary.

Except for any proxy deposited with respect to the vote on the resolution approving the Merger in connection with the Meeting, the undersigned revokes any and all authority, other than as granted in this Letter of Transmittal, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares or any distributions and no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited Shares.  The undersigned irrevocably constitutes and appoints the Depositary and any officer of New Ratel, and each of them and any other persons designated by New Ratel in writing, the true and lawful agent, attorney-in-fact and proxy of the undersigned with respect to the Deposited Shares, with full power of substitution, in the name of and on behalf of the undersigned (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:  (a) register or record the transfer of the Deposited Shares on the securities registers of Ratel Group; and (b) execute and deliver, as and when requested by New Ratel, any instrument of proxy, authorization or consent in form and on terms satisfactory to New Ratel in respect of such Deposited Shares, revoke any such instrument, authorization or consent or designate in such instrument, authorization or consent any person or persons as the proxy of such holder in respect of the Deposited Shares for all purposes, other than in connection with the Meeting.

The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Deposited Shares and distributions effectively to New Ratel.

Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal shall survive the death or legal incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned instructs New Ratel and the Depositary to mail the certificate(s) representing the New Ratel Shares that the undersigned is entitled to receive under the Merger representing payment for the Deposited Shares promptly after the Effective Date, by letter mail, postage prepaid, to the undersigned, or to hold such certificate(s) for New Ratel Shares for pick-up, in accordance with the instructions given below.

If the Merger is not completed or proceeded with, the enclosed certificate(s) and all other ancillary documents will be returned forthwith to the undersigned in accordance with the instructions set out below.

By reason of the use by the undersigned of an English language Letter of Transmittal, the undersigned shall be deemed to have required that any contract in connection with the delivery of the Ratel Shares pursuant to the Merger through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l'utilisation d'une lettre d'envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés avoir requis que tout contrat attesté par ceci et son acceptation au moyen de la présente lettre d'envoi, de même que tous les documents qui s'y rapportent, soient rédigés exclusivement en langue anglaise.

BOX A
❑  ISSUE NEW RATEL SHARES
IN THE NAME OF:
(please print or type)

_______________________________________________
(Name)

_______________________________________________
(Street Address and Number)

_______________________________________________
(City and Province or State)

_______________________________________________
(Country and Postal (Zip) Code)

_______________________________________________
(Telephone – Business Hours)

_______________________________________________
(Social Insurance, Social Security Number or Tax Identification Number)

BOX B
SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the New Ratel Shares to which the undersigned is entitled under the Merger is to be sent to someone other than the person shown in Box A or to an address other than the address shown on Box A

❑ Same address as Box A; or

___________________________________________________
(Name)

___________________________________________________
(Street Address and Number)

___________________________________________________
(City and Province or State)

___________________________________________________
(Country and Postal (Zip) Code)

BOX C – SPECIAL PICK-UP INSTRUCTIONS ☐ HOLD FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY

BOX D – SIGNATURE GUARANTEE Signature guaranteed by (if required under Instruction 3 below):	BOX E – SIGNATURE Dated: __________________________________
Authorized Signature	(Signature of Ratel Shareholder or authorized representative)
Name of Guarantor (please print or type)	(Signature of any joint holder)
Address (please print or type)	(Name of Shareholder)
Area Code and Telephone Number	(Name of Authorized representative)
(Area Code and Daytime Telephone Number)

INSTRUCTIONS

1.            Use of Letter of Transmittal

(a)	Ratel Shareholders should read the accompanying Circular prior to completing this Letter of Transmittal.

(b)
This Letter of Transmittal duly completed and signed (or an originally signed facsimile copy thereof) together with accompanying certificates representing the Ratel Shares and all other required documents must be sent or delivered to the Depositary at the addresses set out on the back of this Letter of Transmittal.

(c)
The method used to deliver this Letter of Transmittal and any accompanying certificates representing Ratel Shares and all other required documents is at the option and risk of the Ratel Shareholder, and delivery will be deemed effective only when such documents are actually received.  Ratel Group recommends that the necessary documentation be hand delivered to the Depositary at the addresses set out on the back of this Letter of Transmittal, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended.  Ratel Shareholders whose Ratel Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Ratel Shares. Delivery to an office other than to the specified office does not constitute delivery for this purpose.

(d)	New Ratel reserves the right if it so elects in its absolute discretion to instruct the Depositary to waive any defect or irregularity contained in any Letter of Transmittal received by it.

(e)
If a New Ratel Share(s) is to be issued in the name of a person other than the person(s) signing this Letter of Transmittal or if the New Ratel Share(s) or any certificates for Ratel Shares not surrendered are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed (Box “A” and Box “B”).

2.            Signatures

This Letter of Transmittal must be filled in and signed by the holder of Ratel Shares described above or by such holder’s duly authorized representative (in accordance with Instruction 4 below).

(a)
If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the names(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

(b)	If this Letter of Transmittal is completed in respect of Ratel Shares deposited for the account of an Eligible Institution (defined below), the signature is not required to be guaranteed.

(c)
If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s), or if a certificate(s) representing New Ratel Shares is to be issued to a person other than the registered owners(s):

(i)	such deposited certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)
the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 3 below.

3.            Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Deposited Shares, or if Deposited Shares are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the registers of Ratel Group or if the New Ratel Share(s) is to be issued in a name other than the registered owner(s), such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a commercial bank or trust company in the United States, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc.  Medallion Signature Program (MSP).  Members of these programs are usually members of a recognized stock exchange in Canada and the United States,  members of the Investment Industry Regulatory Organization of Canada, members  of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

4.            Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person on behalf of an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other person acting in a representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. New Ratel or the Depositary, at its discretion, may require additional evidence of authority or additional documentation.

5.	Delivery Instructions

All certificate(s) to be issued in exchange for the Deposited Shares will be issued in the name of the person indicated in Box “A” and delivered to the address indicated in Box “A” (unless Box “B” has been checked). If any certificate(s) are to be held for pick-up at the offices of the Depositary, complete Box “C”. If neither Box “A” nor Box “B” is completed, any new certificate(s) issued in exchange for the Deposited Shares will be issued in the name of the registered holder of the Deposited Shares and will be mailed to the address of the registered holder of the Deposited Shares as it appears on the securities register of Ratel Group.  Any certificate(s) mailed in accordance with this Letter of Transmittal will be deemed to be delivered at the time of mailing.

6.            Lost Certificates

If a certificate representing Ratel Shares has been lost, destroyed, mutilated or mislaid, this Letter of Transmittal should be completed as fully as possible and forwarded, together with an affidavit describing the loss, to the Depositary. The Depositary and/or New Ratel will respond with replacement requirements (which may include bonding requirement) for payment of the New Ratel Shares in accordance with the Merger.

7.	Return of Certificates

If the Merger does not proceed for any reason, any certificate(s) for Ratel Shares received by the Depositary will be returned to you forthwith in accordance with your delivery instructions in Box “A” (unless Box “B” has been checked) or failing such address being specified, to the undersigned at the last address of the undersigned as it appears on the securities register of Ratel Group.

8.            Miscellaneous

(a)
If the space on this Letter of Transmittal is insufficient to list all certificates for Deposited Shares, additional certificate numbers and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited Shares are registered in different forms (e.g. “John Doe” and “J. Doe”) a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits of Ratel Shares will be accepted.

(d)	Additional copies of the Circular and this Letter of Transmittal may be obtained from the Depositary at the address set out on the back of this Letter of Transmittal.

(e)
All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Ratel Shares deposited will be determined by New Ratel in its sole discretion. Depositing Ratel Shareholders agree that such determination shall be final and binding.  New Ratel reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which may be unlawful to accept under the laws of any jurisdiction.  New Ratel reserves the absolute right to waive any defects or irregularities in the deposit of any Ratel Shares.  No deposit of Ratel Shares will be deemed to be properly made until all defects and irregularities have been cured or waived.  There shall be no duty or obligation on Ratel, New Ratel or the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give such notice.  New Ratel’s interpretation of the terms and conditions of the Merger, the Circular and this Letter of Transmittal will be final and binding.

(f)
Under no circumstances will any amount be paid by New Ratel or the Depositary by reason of any delay in exchanging any Ratel Shares to any person on account of Ratel Shares accepted for exchange pursuant to the Merger.

(g)	Any questions should be directed to the Depositary at 1-800-564-6253 or by e-mail to corporateactions@computershare.com.

The Depositary is:

COMPUTERSHARE INVESTOR SERVICES INC.

By Hand or by Courier

100 University Avenue, 9th Floor
Toronto, Ontario
M5J 2Y1

By Mail

P.O. Box 7021
31 Adelaide St E
Toronto, ON   M5C 3H2
Attention:  Corporate Actions

Toll Free: 1-800-564-6253
E-Mail: corporateactions@computershare.com